 Exhibit 99.1

For Immediate Release

Phibro Animal Health Corporation Reports Second Quarter

TEANECK, N.J., February 9, 2016 (GLOBE NEWSWIRE) – Phibro Animal Health Corporation (NASDAQ:PAHC) today announced its financial results for its second quarter ended December 31, 2015.

•	Highlights for the December 2015 quarter (compared to the December 2014 quarter)

-	Net sales of $192 million, an increase of 2%

-	Adjusted EBITDA of $28.4 million, an increase of 14%

-	Adjusted diluted EPS of $0.39, an increase of 11%

COMMENTARY

“Many of the positive trends we have seen in prior periods have continued in our second quarter and I am pleased that we have once again delivered solid bottom line results,” said Jack Bendheim, Phibro’s Chairman, President and Chief Executive Officer. “The U.S. market is in the midst of a transition away from the use of antibiotics for growth promotion and we continue to capture a healthy share of the business that is moving into nutritional specialty products. Outside the U.S., we have seen continued sales growth across all of our Animal Health product groups.”

As announced in January, Phibro has purchased the assets of MVP Laboratories, Inc. (“MVP”), a privately held developer, manufacturer and marketer of livestock vaccines, vaccine adjuvants and other products based in Omaha, Nebraska. Acquiring the MVP business strengthens Phibro’s core animal vaccine business and provides new opportunities in a fast-growing segment of the animal health industry. In addition to other products, MVP manufactures the MJPRRS® autogenous swine vaccine, which Phibro exclusively distributes pursuant to its agreement with MJ Biologics, Inc. (“MJB”).

“This acquisition is an excellent strategic fit that supports our growth initiatives by providing Phibro with an innovative organization and proven manufacturing capabilities,” Mr. Bendheim said. “By expanding the capabilities and species reach of Phibro vaccines, we are adding a platform for growth and value creation consistent with our vision for the future.”

QUARTERLY RESULTS

Net sales

Net sales of $191.8 million for the three months ended December 31, 2015 increased $3.1 million, or 2%, as compared to the three months ended December 31, 2014. Animal Health, Mineral Nutrition and Performance Products grew $2.7 million, $0.1 million and $0.3 million, respectively.

Animal Health

Net sales of $121.5 million for the three months ended December 31, 2015 grew $2.7 million, or 2%. The growth was primarily due to volume increases in the nutritional specialty and vaccine product groups. Nutritional specialty products grew $3.4 million, or 17%, primarily due to U.S. and E.U. volume growth of our products for the dairy industry and the introduction of products for the U.S. poultry industry. Vaccines grew $1.1 million, or 10%, principally from volume growth, including sales of MJB products that began in January 2015. MFAs and other decreased $1.8 million, or 2%, primarily due to volume declines in the U.S., partially offset by international growth.

Mineral Nutrition

Net sales of $58.9 million increased $0.1 million, or less than 1%, for the three months ended December 31, 2015. The increase is due to increased volumes from improved demand. Offsetting the volume increases were lower average selling prices due to underlying raw material commodity price declines.

Performance Products

 Net sales of $11.4 million increased $0.3 million, or 2%, for the three months ended December 31, 2015, due to higher volumes of copper-based products, partially offset by lower average selling prices of copper-based products and lower volumes of chemical catalyst products.

Gross profit

Gross profit of $62.4 million for the three months ended December 31, 2015 increased $6.3 million, or 11%, to 32.5% of net sales, as compared to the three months ended December 31, 2014. Animal Health gross profit increased $5.8 million, due to volume growth, lower unit costs from improved operating efficiencies and favorable currency movements, partially offset by costs related to sales of MJB products. Mineral Nutrition gross profit increased $0.5 million due to higher volumes and favorable product mix. Performance Products gross profit decreased $0.1 million due to lower volumes and lower average selling prices, partially offset by lower product costs.

Selling, general and administrative expenses

Selling, general and administrative (“SG&A”) expenses of $39.8 million for the three months ended December 31, 2015 increased $3.5 million, or 10%, as compared to the three months ended December 31, 2014. Animal Health accounted for $2.5 million of the increase, driven by increased sales force and product development costs and by $0.6 million of acquisition related compensation expense and increased intangible amortization expense. Corporate expenses accounted for $0.9 million of the increase due to increased compensation and office related costs.

Adjusted EBITDA

Adjusted EBITDA of $28.4 million for the three months ended December 31, 2015 increased $3.4 million, as compared to the three months ended December 31, 2014. Animal Health adjusted EBITDA increased $4.1 million, or 14%, due to sales growth and increased gross profit, partially offset by increased SG&A expenses. Mineral Nutrition increased $0.4 million, or 12%, due to higher sales volumes and improved operating margins, partially offset by lower average selling prices. Performance Products decreased $0.2 million, due to lower average selling prices. Corporate expenses increased $0.9 million due to increased compensation and office related costs.

Interest expense, net

Interest expense, net, of $4.0 million for the three months ended December 31, 2015 increased $0.5 million, due to acquisition related accrued interest in connection with the MJB transaction.

Foreign currency (gains) losses, net

Foreign currency (gains) losses, net for the three months ended December 31, 2015, amounted to net losses of $2.6 million, as compared to $1.0 million in net gains for the three months ended December 31, 2014. Foreign currency losses in the three months ended December 31, 2015 were primarily due to the movement of Brazil, Argentina and South Africa currencies relative to the U.S. dollar. Foreign currency gains and losses primarily arise from intercompany balances.

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Provision (benefit) for income taxes

During the three months ended December 31, 2015, we concluded it was more likely than not that the value of domestic deferred tax assets would be realized and it was no longer necessary to maintain a valuation allowance. We have released the domestic valuation allowance, except for amounts that will be released against the utilization of net operating losses during the remainder of the fiscal year. Including the effect of the release of the valuation allowance for domestic deferred income taxes, we experienced an income tax benefit of $14.1 million and our effective tax rate was (87.5)% for the three months ended December 31, 2015.

Excluding the $18.8 million benefit from the release of the valuation allowance for domestic deferred income taxes, income tax expense was $4.7 million for the three months ended December 31, 2015, compared with $3.0 million for the same period last year, resulting in a 29.2% effective tax rate compared to 17.6% for the same period last year. Our consolidated provisions for income taxes, before taking into effect discrete items such as the valuation allowance release, is primarily comprised of income taxes relating to profitable foreign jurisdictions. The increase in the effective rate was primarily due to a greater proportion of our pre-tax income being generated in our foreign subsidiaries during this quarter as compared to the same quarter last year.

Prior to releasing the valuation allowance, our domestic provision for income taxes was substantially offset by the utilization of domestic net operating losses that previously had been offset by a valuation allowance. As a result of the release of the valuation allowance, we expect our income tax provision in future periods to increase as we record an income tax provision on our domestic pre-tax income.

Adjusted diluted EPS

Adjusted diluted EPS was $0.39 for the quarter, compared with $0.35 last year. The increase was primarily due to growth in adjusted EBITDA, partially offset by timing of cash income tax payments.

BALANCE SHEET AND CASH FLOWS

•	2.8x leverage ratio at December 31, 2015

-	$306 million total debt

-	$111 million LTM adjusted EBITDA

•	$25 million cash on hand at December 31, 2015

•	$(2) million net cash flow before financing for the December 2015 quarter

-	Working capital and other items used $12 million of cash

-	Capex of $10 million

•	Dividend

-	$3.9 million quarterly dividend paid December 2015

-	$3.9 million quarterly dividend to be paid March 2016

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WEBCAST & CONFERENCE CALL DETAILS

Phibro Animal Health Corporation will host a webcast and conference call during which the company will review quarterly financial results.

Details for the webcast and conference call:

Date:	Wednesday, February 10, 2016

Time:	9:00 AM Eastern Time

Location:	http://investors.pahc.com

U.S. Toll-Free:	+1 (877) 853-5634
International Toll:	+1 (315) 625-6893
Conference ID:	83956153

NOTE: In order to join this conference call, all participants will be required to provide the Conference ID number.

A replay of the webcast will be archived and made available on Phibro’s website.

DISCLOSURE NOTICES

Forward-Looking Statements: This communication contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, -future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These statements are not guarantees of future performance or actions. If one or more of these risks or uncertainties materialize, or if management’s underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Phibro expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K, including in the sections thereof captioned “Forward-Looking Statements” and “Risk Factors.” These filings and subsequent filings are available online at www.sec.gov, www.pahc.com, or on request from Phibro.

Non-GAAP Financial Information: We use non-GAAP financial measures, such as adjusted EBITDA, adjusted net income and pro forma adjusted diluted earnings per share, to assess and analyze our operational results and trends and to make financial and operational decisions. Management uses adjusted EBITDA as its primary operating measure. We report Adjusted Net Income to portray the results of our operations prior to considering certain income statement elements. We report pro forma adjusted diluted earnings per share to reflect the pro forma effects of the IPO and refinancing on all periods presented. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this communication should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this communication and/or our Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

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Internet Posting of Information: We routinely post information that may be important to investors in the “Investors” section of our website at www.pahc.com. We encourage investors and potential investors to consult our website regularly for important information about us.

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Phibro Animal Health Corporation

Consolidated Results of Operations

	Three Months
For the Periods Ended December 31	2015	2014	Change
	(in millions, except per share amounts)

Net sales	$191.8	$188.7	$3.1	2%
Gross profit	62.4	56.1	6.3	11%
Selling, general and administrative	39.8	36.3	3.5	10%
Operating income	22.6	19.8	2.8	14%
Interest expense, net	4.0	3.5	0.5	13%
Foreign currency (gains) losses, net	2.6	(1.0)	3.6	*
Income before income taxes	16.1	17.3	(1.2)	(7)%
Provision (benefit) for income taxes	(14.1)	3.0	(17.1)	*
Net income	$30.2	$14.2	$15.9	112%

Net income per share
basic	$0.77	$0.37	$0.40
diluted	$0.75	$0.36	$0.39

Weighted average common shares outstanding
basic	39.2	39.0
diluted	40.0	39.8

Ratio to net sales
Gross profit	32.5%	29.7%
Selling, general and administrative	20.8%	19.2%
Operating income	11.8%	10.5%
Income before income taxes	8.4%	9.2%
Net income	15.7%	7.6%
Effective tax rate	(87.5)%	17.6%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

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Phibro Animal Health Corporation

Consolidated Results of Operations

	Six Months
For the Periods Ended December 31	2015	2014	Change		2014 ex- licensing(a)	Change ex- licensing
	(in millions, except per share amounts)

Net sales	$378.9	$376.1	$2.7	1%	$370.1	$8.7	2%
Gross profit	122.6	116.4	6.2	5%	110.4	12.2	11%
Selling, general and administrative	78.1	71.5	6.6	9%	71.5	6.6	9%
Operating income	44.5	44.9	(0.4)	(1)%	38.9	5.6	14%
Interest expense, net	7.8	7.0	0.8	11%	7.0	0.8	11%
Foreign currency (gains) losses, net	(2.9)	(2.2)	(0.7)	*	(2.2)	(0.7)	*
Income before income taxes	39.6	40.1	(0.5)	(1)%	34.1	5.5	16%
Provision (benefit) for income taxes	(9.3)	6.9	(16.3)	*	6.9	(16.3)	*
Net income	$48.9	$33.2	$15.8	47%	$27.2	$21.8	80%

Net income per share
basic	$1.25	$0.85	$0.40		$0.70	$0.55
diluted	$1.22	$0.84	$0.38		$0.68	$0.54

Weighted average common shares outstanding
basic	39.1	38.9			38.9
diluted	40.0	39.7			39.7

Ratio to net sales
Gross profit	32.4%	30.9%			29.8%
Selling, general and administrative	20.6%	19.0%			19.3%
Operating income	11.7%	11.9%			10.5%
Income before income taxes	10.4%	10.7%			9.2%
Net income	12.9%	8.8%			7.3%
Effective tax rate	(23.6)%	17.3%			20.3%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

(a) Our results for the six months ended December 31, 2014 included $6.0 million of revenue and income from milestone payments for licensing of vaccine delivery technology. For a better understanding of underlying trends, we also present comparisons with 2014 that exclude the prior year milestone payments.

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Phibro Animal Health Corporation

Segment Net Sales and Adjusted EBITDA

	Three Months
For the Periods Ended December 31	2015	2014	Change
	(in millions)
Net Sales
MFAs and other	$85.6	$87.4	$(1.8)	(2)%
Nutritional specialties	24.2	20.8	3.4	17%
Vaccines	11.7	10.6	1.1	10%
Animal Health	121.5	118.8	2.7	2%
Mineral Nutrition	58.9	58.7	0.1	0%
Performance Products	11.4	11.2	0.3	2%
Total	$191.8	$188.7	$3.1	2%

Adjusted EBITDA
Animal Health	$32.4	$28.3	$4.1	14%
Mineral Nutrition	4.2	3.8	0.4	12%
Performance Products	(0.0)	0.2	(0.2)	*
Corporate	(8.1)	(7.2)	(0.9)	*
Total	$28.4	$25.0	$3.4	14%

Ratio to segment net sales
Animal Health	26.6%	23.8%
Mineral Nutrition	7.1%	6.4%
Performance Products	(0.1)%	1.5%
Corporate (1)	(4.2)%	(3.8)%
Total (1)	14.8%	13.3%
(1)reflects ratio to total net sales

Reconciliation of GAAP Net Income to Adjusted EBITDA
Net income	$30.2	$14.2	$15.9	112%
Interest expense, net	4.0	3.5	0.5	13%
Provision for income taxes	(14.1)	3.0	(17.1)	*
Depreciation and amortization	5.4	5.2	0.2	3%
EBITDA	25.5	26.0	(0.6)	(2)%
Acquisition related accrued compensation	0.4	-	0.4	*
Foreign currency (gains) losses, net	2.6	(1.0)	3.6	*
Adjusted EBITDA	$28.4	$25.0	$3.4	14%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

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Phibro Animal Health Corporation

Segment Net Sales and Adjusted EBITDA

	Six Months
For the Periods Ended December 31	2015	2014	Change		2014 ex- licensing (a)	Change ex- licensing

Net Sales
MFAs and other	$171.1	$168.2	$2.9	2%	$168.2	$2.9	2%
Nutritional specialties	46.6	40.3	6.3	16%	40.3	6.3	16%
Vaccines	24.0	27.5	(3.6)	(13)%	21.5	2.4	11%
Animal Health	241.6	236.0	5.6	2%	230.0	11.6	5%
Mineral Nutrition	113.3	114.2	(0.9)	(1)%	114.2	(0.9)	(1)%
Performance Products	23.9	25.9	(2.0)	(8)%	25.9	(2.0)	(8)%
Total	$378.9	$376.1	$2.7	1%	$370.1	$8.7	2%

Adjusted EBITDA
Animal Health	$63.8	$60.8	$3.1	5%	$54.8	$9.1	17%
Mineral Nutrition	7.3	7.2	0.1	2%	7.2	0.1	2%
Performance Products	0.1	1.2	(1.1)	(93)%	1.2	(1.1)	(93)%
Corporate	(15.1)	(13.7)	(1.4)	*	(13.7)	(1.4)	*
Total	$56.1	$55.5	$0.7	1%	$49.5	$6.7	13%

Ratio to segment net sales
Animal Health	26.4%	25.7%			23.8%
Mineral Nutrition	6.5%	6.3%			6.3%
Performance Products	0.3%	4.6%			4.6%
Corporate (1)	(4.0)%	(3.6)%			(3.7)%
Total (1)	14.8%	14.8%			13.4%
(1)reflects ratio to total net sales

Reconciliation of GAAP Net Income to Adjusted EBITDA
Net income	$48.9	$33.2	$15.8	47%	$27.2	$21.8	80%
Interest expense, net	7.8	7.0	0.8	11%	7.0	0.8	11%
Provision for income taxes	(9.3)	6.9	(16.3)	*	6.9	(16.3)	*
Depreciation and amortization	10.8	10.6	0.2	2%	10.6	0.2	2%
EBITDA	58.2	57.7	0.5	1%	51.7	6.5	13%
Acquisition related accrued compensation	0.8	-	0.8	*	-	0.8	*
Foreign currency (gains) losses, net	(2.9)	(2.2)	(0.7)	*	(2.2)	(0.7)	*
Adjusted EBITDA	$56.1	$55.5	$0.7	1%	$49.5	$6.7	13%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

(a) Our results for the six months ended December 31, 2014 included $6.0 million of revenue and income from milestone payments for licensing of vaccine delivery technology. For a better understanding of underlying trends, we also present comparisons with 2014 that exclude the prior year milestone payments.

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Phibro Animal Health Corporation

Adjusted Net Income

	Three Months
For the Periods Ended December 31	2015	2014	Change
	(in millions, except per share amounts)

Net sales	$191.8	$188.7	$3.1	2%
Gross profit	62.4	56.1	6.3	11%
Selling, general and administrative	38.1	35.2	2.9	8%
Operating income	24.3	20.8	3.5	17%
Interest expense, net	3.6	3.5	0.1	3%
Foreign currency (gains) losses, net	-	-	-	*
Income before income taxes	20.7	17.3	3.3	19%
Provision (benefit) for income taxes	5.2	3.2	2.0	61%
Net income	$15.5	$14.1	$1.4	10%

Net income per share
diluted	$0.39	$0.35	$0.04

Weighted average common shares outstanding
diluted	40.0	39.8

Ratio to net sales
Gross profit	32.5%	29.7%
Selling, general and administrative	19.9%	18.7%
Operating income	12.7%	11.0%
Income before income taxes	10.8%	9.2%
Net income	8.1%	7.5%
Effective tax rate	25.1%	18.6%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

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Phibro Animal Health Corporation

Adjusted Net Income

	Six Months
For the Periods Ended December 31	2015	2014	Change		2014 ex- licensing(a)	Change ex- licensing
	(in millions, except per share amounts)

Net sales	$378.9	$376.1	$2.7	1%	$370.1	$8.7	2%
Gross profit	122.6	116.4	6.2	5%	110.4	12.2	11%
Selling, general and administrative	74.7	69.4	5.3	8%	69.4	5.3	8%
Operating income	47.8	47.0	0.8	2%	41.0	6.8	17%
Interest expense, net	7.1	7.0	0.1	1%	7.0	0.1	1%
Foreign currency (gains) losses, net	-	-	-	*	-	-	*
Income before income taxes	40.7	40.0	0.7	*	34.0	6.7	20%
Provision (benefit) for income taxes	7.5	5.7	1.9	*	5.7	1.9	33%
Net income	$33.2	$34.4	$(1.1)	(3)%	$28.4	$4.9	17%

Net income per share
diluted	$0.83	$0.87	$(0.04)		$0.71	$0.12

Weighted average common shares outstanding
diluted	40.0	39.7			39.7

Ratio to net sales
Gross profit	32.4%	30.9%			29.8%
Selling, general and administrative	19.7%	18.4%			18.7%
Operating income	12.6%	12.5%			11.1%
Income before income taxes	10.8%	10.6%			9.2%
Net income	8.8%	9.1%			7.7%
Effective tax rate	18.4%	14.2%			16.6%

Amounts and percentages may reflect rounding adjustments

* Calculation not meaningful

(a) Our results for the six months ended December 31, 2014 included $6.0 million of revenue and income from milestone payments for licensing of vaccine delivery technology. For a better understanding of underlying trends, we also present comparisons with 2014 that exclude the prior year milestone payments.

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Phibro Animal Health Corporation

Adjustments for Adjusted Net Income

	Three Months		Six Months
For the Periods Ended December 31	2015	2014	2015	2014
	(in millions)
Net sales	$-	$-	$-	$-
Gross profit	-	-	-	-
Selling, general and administrative
- intangible amortization	(1.3)	(1.1)	(2.5)	(2.1)
- acquisition related accrued compensation	(0.4)	-	(0.8)	-
Operating income	1.7	1.1	3.4	2.1
Interest expense, net
- acquisition related accrued interest	(0.3)	-	(0.7)	-
Foreign currency (gains) losses, net
- primarily related to intercompany balances	(2.6)	1.0	2.9	2.2
Income before income taxes	4.6	0.0	1.2	(0.1)
Provision (benefit) for income taxes
- adjust to cash income taxes paid	19.3	0.2	16.9	(1.3)
Net income	$(14.7)	$(0.1)	$(15.7)	$1.2

Amounts and percentages may reflect rounding adjustments

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Phibro Animal Health Corporation

Operating and Investing Cash Flows

	Three Months			Six Months
For the Periods Ended December 31	2015	2014	Change	2015	2014	Change
	(in millions)

Adjusted EBITDA	$28.4	$25.0	$3.4	$56.1	$55.5	$0.7
Interest paid	(3.4)	(3.3)	(0.1)	(6.7)	(6.6)	(0.1)
Income taxes paid	(5.2)	(3.2)	(2.0)	(7.5)	(5.7)	(1.9)
Changes in operating assets and liabilities and other items	(11.8)	(10.1)	(1.7)	(36.3)	(17.5)	(18.8)
Net cash provided (used) by operating activities	$8.0	$8.4	$(0.4)	$5.6	$25.8	$(20.2)

Capital expenditures	$(9.6)	$(3.8)	$(5.8)	$(17.7)	$(7.7)	$(9.9)
Other investing	0.0	0.8	(0.8)	0.3	0.8	(0.5)
Net cash provided (used) by investing activities	$(9.5)	$(3.0)	$(6.6)	$(17.4)	$(6.9)	$(10.5)

Net cash flow before financing activities	$(1.5)	$5.4	$(7.0)	$(11.8)	$18.8	$(30.6)

About Phibro Animal Health Corporation

Phibro Animal Health Corporation is a diversified global developer, manufacturer and marketer of a broad range of animal health and mineral nutrition products for use in the production of poultry, swine, cattle, dairy and aquaculture. For further information, please visit www.pahc.com.

Contact:	Phibro Animal Health Corporation
Richard Johnson
Chief Financial Officer
+1-201-329-7300
or
investor.relations@pahc.com

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